SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM  8-K
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2008

HARLEYSVILLE GROUP INC.
(Exact name of registrant as specified in its charter)
Delaware	0-14697	51-0241172
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

355 Maple Avenue, Harleysville, PA 19438-2297
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 256-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 9, 2008, Harleysville Group Inc. issued a press release describing its preliminary assessment of the impact, during the second quarter of 2008, its estimated catastrophe losses incurred will have on the Company’s operating income and statutory combined ratio for the quarter.  The press release is attached as an exhibit to this Form 8-K.

In the press release, the Company discloses its operating income and its statutory combined ratio, which financial measures are non-GAAP information.  Management believes information on operating income and statutory combined ratio is useful to investors.  Management has historically employed operating income and statutory combined ratio as valuable measurements of the underlying profitability of the Company’s insurance operations since they exclude the impact of the Company’s investment results.

The information provided in this Form 8-K, Item 2.02, Results of Operations and Financial Condition, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)              Exhibits

Number                          Description

99.1	Press Release of Harleysville Group Inc., issued July 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HARLEYSVILLE GROUP INC.
Registrant

Date: July 11, 2008	By:	/s/Robert A. Kauffman
Robert A. Kauffman Senior Vice President, Secretary, General Counsel & Chief Governance Officer